UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 4, 2011
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On August 4, 2011, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the second quarter for 2011.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	August 4, 2011 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: August 4, 2011	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	August 4, 2011 Press Release by Kratos Defense & Security Solutions, Inc.

Exhibit 99.1
FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

·	Second Quarter Revenues of $171.1 Million, up year-over-year from $99.1 Million
·	Adjusted Second Quarter EBITDA of $22.7 Million, or 13.3%, up year-over-year from $9.2 Million, or 9.3%
·	Second Quarter Book-To-Bill Ratio of 1.6-to-1.0
·	Kratos Increases Full Year 2011 Guidance To $765 - $775 Million in Revenues and $99 - $102 Million in Adjusted EBITDA

SAN DIEGO, CA, August 4, 2011 – Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, today reported second quarter 2011 revenues of $171.1 million, up from second quarter 2010 revenues of $99.1 million, and second quarter 2011 Adjusted EBITDA of $22.7 million, or 13.3% of revenues, up year-over-year from $9.2 million, or 9.3% of revenues, from the second quarter of 2010.   Kratos’ second quarter adjusted EBITDA margin of 13.3% reflects the successful integration of Kratos' strategic acquisitions and Kratos' continued focus on specialized C5ISR system related products and solutions for mission critical national security priority areas.  The second quarter book-to-bill ratio of 1.6-to-1.0 reflects strong demand for certain Kratos products, solutions and services, including in the C5ISR, weapons systems upgrade, sustainment and range support areas, and also includes contract awards received in the second quarter which were previously delayed as a result of the 2011 federal budget continuing resolution situation, which was resolved in April. Adjusted EBITDA reflects earnings before interest, taxes, depreciation, and amortization, and excludes the loss from discontinued operations, income related to SWAP instruments, and acquisition related and stock compensation expenses.  The second quarter results reflect the contributions from the companies acquired in 2010 and the acquisition of Herley which was completed on March 25, 2011.

Eric DeMarco, President and Chief Executive Officer, said, “We are very pleased with our Company’s performance in the second quarter, especially considering the delays in contract awards the industry experienced at the end of last year and into the beginning of the second quarter as a result of the continuing resolution, which basically flattened fiscal 2011 expenditures at 2010 levels and also delayed a number of new and follow on contract awards which we have now started to receive.  For the second quarter, Kratos' Public Safety and critical infrastructure security business generated organic growth of approximately 23%, with strength in the transportation, energy, power transmission and strategic asset security and surveillance areas, which are primarily non federal government customer focused.   Second quarter bookings were particularly strong, especially following the federal 2011 budget approval in mid-April which gives us confidence that we will achieve our previously communicated organic growth goals and financial guidance for Kratos for full year fiscal 2011, with increased revenues in the second half of the year.  Importantly, we are particularly pleased with the second quarter's profitability and Kratos' 13.3% Adjusted EBITDA margins, which are the highest in our Company’s history.  We believe that Kratos' increased profitability is reflective of the successful execution of our strategy to focus our business on very specialized and unique products and solutions, and in well funded mission critical national security priority areas, including C5ISR, and the continued successful integration and cost reduction initiatives for the businesses we have recently acquired”.

Kratos' contractual and operational highlights during the second quarter included:

·
Kratos was awarded a $126 million five year contract by the Naval Surface Warfare Center Dahlgren Division for support and analysis of Intelligence, Surveillance and Reconnaissance (ISR) technologies, weapons systems lethality and effectiveness, systems engineering and integration activities on certain weapon launcher systems, novel weapon system technologies and advanced payloads, non-lethal engagement systems, expeditionary weapons, ammunition and targeting systems, etc.

·
Kratos received a new $12.8 million task order to provide rocket launch services, related products, engineering support and hardware for certain Ballistic Missile defense (BMD) programs.  This task order was awarded under Kratos' $100 million U.S. Army Multiple Award Prime Contract for Theoretical Studies and Engineering Research (TSER).

·	Kratos was awarded a $3.2 million contract to provide telemetry, tracking and flight safety electronics for a certain U.S. Air Force Missile Program.
·	Kratos received an $8.9 million Defense Advanced Research Project Agency (DARPA) contract to support certain command and control system related initiatives.
·
Kratos was awarded a $3 million contract for a critical infrastructure security system by a large United States public agency that includes design, engineering, deployment and integration of a security and surveillance system for comprehensive transportation infrastructure.  Contract work will be performed at many critical infrastructure and key resource sites including certain bridges, tunnels, and rail transportation and communication links and hubs.

·	Kratos was awarded a $1.8 million contract to provide complex integrated microwave assemblies for a certain critical U.S. Navy platform.
·
Kratos received a contract with a total potential value in excess of $10 million to produce and deliver specialized equipment related to a certain Intelligence, Surveillance and Reconnaissance platform.

·	Kratos was awarded a $2.7 million contract to provide the United States Navy with specialized equipment related to the F/A-18E/F/G and E-2D aircraft.

DeMarco concluded, “With the recently closed acquisition of Integral Systems, the majority of Kratos’ business today is focused on very specialized products and solutions supporting mission critical national security priorities, including intelligence, surveillance and reconnaissance, electronic warfare and electronic attack, unmanned aerial systems, ballistic missile defense, satellite communication systems, command and control systems, information protection, cyber security, information assurance and weapons systems sustainment.  No one contract today represents more than 4% to 5% of Kratos’ revenues and we believe that we are very well positioned in certain national security areas that are well funded and provide solid growth opportunities for our Company.  For the balance of 2011 we will be focused on completing the integration of the acquired businesses including the reduction of duplicative costs and infrastructure, growing the business and generating solid profitability and free cash flow.”

Kratos today is increasing its previously communicated 2011 annual guidance of $700 to $710 million in revenues to $765 to $775 million in revenues and $91 to $94 million in Adjusted EBITDA to $99 to $102 million in Adjusted EBITDA, on a GAAP basis, reflecting the impact of the acquired companies from the date of acquisition.  The increased fiscal year 2011 guidance reflects the estimated impact of the recently closed Integral acquisition.  Kratos expects cash paid for income taxes for 2011 to be approximately $3 to $4 million due to the utilization of a portion of the Company's approximate $220 million Federal Net Operating Loss carryforwards which expire through 2029.

Management will discuss the financial results in a conference call beginning at 1:30 p.m. Pacific (4:30 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 877-344-3935, referencing the call by ID number 82088632.  The general public may access the conference call by dialing (877) 331-4217 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a specialized National Security Technology business providing mission critical products, services and solutions for United States National Security priorities.  Kratos’ core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos’ areas of expertise include C5ISR, unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos, including the recent acquisition of Integral, has primarily an engineering and technical oriented work force of approximately 4,100, many of which hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos’ primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company’s expectations regarding financial performance, bid and proposal pipeline, performance of key contracts, and market developments. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of increases in the Federal government initiatives related to in-sourcing; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; and risks that the current economic environment will adversely impact our business. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 26, 2010, and in subsequent reports on Forms 10-Q and 8-K and in other filings made with the Securities and Exchange Commission by the Company.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, excluding losses from discontinued operations, transaction and other acquisition costs, stock compensation expense and income from SWAP instruments, and the associated margin rates, are considered non-GAAP financial measures.  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-operational  items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with GAAP.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2011	2010	2011	2010

Service revenues	$ 75.3	$ 71.1	$ 155.1	$ 135.7
Product sales	95.8	28.0	138.8	32.1
Total revenues	171.1	99.1	293.9	167.8
Cost of service revenue	58.0	56.2	118.3	106.2
Cost of product sales	67.7	23.0	102.8	26.4
Total costs	125.7	79.2	221.1	132.6
Gross profit - services	17.3	14.9	36.8	29.5
Gross profit - products	28.1	5.0	36.0	5.7

Gross profit	45.4	19.9	72.8	35.2

Selling, general and administrative expenses	23.8	11.4	39.3	20.8
Acquisition expenses	1.8	1.1	7.6	1.1
Research and development expenses	1.2	0.5	1.8	1.1
Depreciation	0.7	0.4	1.4	0.8
Amortization of intangible assets	9.2	2.0	12.6	3.3
Operating income	8.7	4.5	10.1	8.1
Interest expense, net	(13.1)	(5.5)	(19.8)	(9.4)
Other income, net	-	0.4	0.3	0.6
Loss from continuing operations before income taxes	(4.4)	(0.6)	(9.4)	(0.7)
Provision (benefit) for income taxes	0.9	(11.7)	(0.3)	(11.4)
Income (loss) from continuing operations	(5.3)	11.1	(9.1)	10.7
Income (loss) from discontinued operations, net of taxes	0.1	(0.4)	0.4	0.2
Net income (loss)	$ (5.2)	$ 10.7	$ (8.7)	$ 10.9

Basic income (loss) per common share:
Income (loss) from continuing operations	$ (0.22)	$ 0.69	$ (0.40)	$ 0.67
Income (loss) from discontinued operations, net of taxes	-	(0.02)	0.02	0.01
Net income (loss)	$ (0.22)	$ 0.67	$ (0.38)	$ 0.68

Diluted income (loss) per common share:
Income (loss) from continuing operations	$ (0.22)	$ 0.68	$ (0.40)	$ 0.65
Income (loss) from discontinued operations, net of taxes	0.00	(0.03)	0.02	0.01
Net income (loss)	$ (0.22)	$ 0.65	$ (0.38)	$ 0.66

Weighted average common shares outstanding
Basic	23.8	16.0	22.6	16.0
Diluted	23.8	16.4	22.6	16.4

Adjusted EBITDA (1)	$ 22.7	$ 9.2	$ 35.3	$ 15.1

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus loss from discontinued
operations, interest expense, net other (income) related to SWAP instruments, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, and acquisition related expenses.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net income to Adjusted EBITDA:

Reconciliation of Net income (loss) to Adjusted EBITDA is as follows:
	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2011	2010	2011	2010

Net income (loss)	$ (5.2)	$ 10.7	$ (8.7)	$ 10.9
(Income) loss from discontinued operations	(0.1)	0.4	(0.4)	(0.2)
Acquisition expenses	1.8	1.1	7.6	1.1
Interest expense, net	13.1	5.5	19.8	9.4
Other income related to SWAP instruments	-	(0.3)	(0.3)	(0.5)
Provision (benefit) for income taxes	0.9	(11.7)	(0.3)	(11.4)
Depreciation	2.2	0.9	3.6	1.5
Stock compensation	0.8	0.6	1.4	1.0
Amortization of intangible assets	9.2	2.0	12.6	3.3

Adjusted EBITDA	$ 22.7	$ 9.2	$ 35.3	$ 15.1

-more-

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2011	2010	2011	2010
Revenues:
Government Solutions	$ 145.3	$ 91.6	$ 242.7	$ 153.1
Public Safety & Security	25.8	7.5	51.2	14.7
Total revenues	$ 171.1	$ 99.1	$ 293.9	$ 167.8

Operating income (loss) from continuing operations:
Government Solutions	$ 9.7	$ 6.6	16.3	10.6
Public Safety & Security	1.7	-	2.9	0
Other activities	(2.7)	(2.1)	(9.1)	(2.5)
Total operating income from continuing operations	$ 8.7	$ 4.5	$ 10.1	$ 8.1

Note: Other activities in the three and six months ended June 26, 2011 include acquisition expenses of $1.8 million and $7.6 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2011	2010	2011	2010

PSS	2.2	0.2	4.1	0.4
% of revenue	8.5%	2.7%	8.0%	2.7%
KGS	20.5	9.0	31.2	14.7
% of revenue	14.1%	9.8%	12.9%	9.6%
Total	22.7	9.2	35.3	15.1
% of revenue	13.3%	9.3%	12.0%	9.0%

	-end-